EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-30195 and 33-21892) of Scientific Technologies Inc. of our report dated February 26, 2001 appearing on page 18 in this Annual Report on Form 10-K.

PricewaterhouseCoopers, LLP
San Jose, California
March 28, 2001